Exhibit 99.1

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 5:00 P.M. Eastern Time

Interactive Dial-In: (877)  809-9810, Passcode 69394305.   International Callers Dial-In: (330)  863-3286, Passcode 69394305 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

CREDIT CARD SEGMENT DRIVES RECORD THIRD QUARTER 2015 FINANCIAL RESULTS

INCREASES FULL YEAR GUIDANCE

Company Announces Sale of Insurance Business for $165 million

•	Third quarter revenue of $140.8 million
•	GAAP Net Loss of $23.4 million, representing loss per share of $0.23
•	Adjusted EBITDA in the quarter up 10% year over year to a record $39.9 million for Q3
•	Adjusted Net Income of $19.9 million, representing Adjusted EPS of $0.19
•	Continued strength in the Credit Cards segment: Consumer Inquiry Revenue up 61% year over year and segment EBITDA up 37%
•	Increases Full Year 2015 Revenue Guidance to $545 to $550 million
•	Increases Full Year 2015 Adjusted EBITDA Guidance to $153 to $155 million
•	Q4 2015 Revenue Guidance of $130 to $135 million and Adjusted EBITDA Guidance of $36.5 to $38.5 million

NEW YORK, NY – November 5, 2015 - Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended September 30, 2015. In a separate press release issued today, the company announced the sale of its Insurance business.

“We are pleased to deliver yet another record quarter of EBITDA results and to report operating improvements in key areas. Our investment to redesign our flagship CreditCards.com site, which went live in April, is bearing fruit as it has helped drive a record number of unique visitors to the site. Mortgage revenues in our banking business reached the highest level in four quarters as we are making progress on our dynamic pricing initiative. Our senior living vertical continues to scale, achieving positive Adjusted EBITDA for the first time in the third quarter. And finally, the expected sale of our Insurance business will enable us to better focus our energies on our core credit cards and banking businesses, as well as the great growth opportunities in senior living,” said Kenneth S. Esterow, Bankrate’s President and CEO.

Third Quarter Business Highlights

Banking

•

Total consumer inquiries were up approximately 6% year-over-year (“YOY”) and 9.5% sequentially. Total consumer inquiry revenue for the quarter increased by 4% versus Q2 2015, as our dynamic pricing efforts take effect.

•	Shifted personal loan monetization to cost per closed loan for personal loan providers. Introduced a new personal loan consumer funnel to increase personal loan monetization.

Credit Cards

•	In Q3 2015, mobile visits and consumer inquiry volumes for our CreditCards.com site increased by 141% and 96%, respectively, YOY.
•

Credit Cards launched version 4.0 of the Walla.by App with Ambient Alerts.  This feature intelligently pushes notifications to a user about the best card to use to maximize rewards at retail locations, such as supermarkets and restaurants, without having to launch the App.  At the end of Q3 2015, Walla.by had more than 150,000 users.

Insurance

•	Completed agent migration onto the single platform in Q3.
•	Record high mix of owned and organic revenue for the quarter at 45%, with September reaching 48%.

Senior Care

•	In Q3 2015, the number of participating senior living communities under CPA referral contracts increased by 42%, YOY.
•	The number of consumers Caring.com referred to senior living communities grew by 36% in Q3 2015 compared to the prior year quarter.

Selected Financial Metrics

In millions unless stated otherwise	3Q-15	3Q-14	YoY Growth %	YTD 2015	YTD 2014	YoY Growth %

Revenue
Banking	$27.0	$28.4	-4.9%	$82.1	$90.0	-8.7%
Credit Cards	$65.4	$58.8	11.1%	$178.2	$166.7	6.9%
Insurance	$41.6	$51.6	-19.5%	$138.0	$149.3	-7.6%
Other	$6.8	$2.8	140.0%	$16.8	$2.3	NM
Total Revenue	$140.8	$141.6	-0.6%	$415.2	$408.3	1.7%

Net Income
GAAP	($23.4)	($7.0)	NM	($18.1)	($5.1)	NM
Adjusted	$19.9	$17.9	11.2%	$56.8	$51.4	10.6%

Diluted earnings (loss) per share (EPS)
GAAP	($0.23)	($0.07)	NM	($0.18)	($0.05)	NM
Adjusted	$0.19	$0.17	11.8%	$0.54	$0.50	8.0%

Adjusted EBITDA
Banking	$7.4	$10.1	-26.3%	$27.2	$34.3	-20.7%
Margin %	27.5%	35.5%		33.1%	38.1%
Credit Cards	$32.8	$23.9	37.4%	$84.7	$65.8	28.6%
Margin %	50.1%	40.6%		47.5%	39.5%
Insurance	$4.7	$6.6	-29.7%	$17.5	$18.8	-6.8%
Margin %	11.2%	12.8%		12.7%	12.6%
Other	($4.9)	($4.1)	NM	($13.2)	($13.2)	NM
Total Adjusted EBITDA	$39.9	$36.4	9.7%	$116.1	$105.7	9.9%
Margin %	28.4%	25.7%		28.0%	25.9%

Third Quarter 2015 Financial Highlights

•	Mortgage revenues grew 2% YOY and 17% sequentially, helped by dynamic pricing initiatives. In addition, personal loan revenues grew nearly 100% versus the prior year period.
•	Total Credit Card segment consumer inquiry revenue in Q3 was a record $49.9 million and grew 61% YOY, driven by a 32% increase in consumer inquiries and 29% increase in monetization.
•

Total Insurance segment revenue of $41.6 million was down 19% versus the prior year period, in particular due to previously described reductions in carrier customer acquisition budgets in 2015. Despite the challenging environment, consumer inquiry volume grew approximately 16% YOY.

•	Total Senior Care quarterly revenue was at the highest level since the Company’s entry into the vertical, and Senior Care delivered its first positive Adjusted EBITDA quarter.

A reconciliation of non-GAAP measures can be found at the back of the press release and supplemental information can be found in the “Q3-15 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

Fourth Quarter and Full Year 2015 Guidance

The Company is increasing its full year 2015 revenue guidance range to $545 to $550 million (from a range of $525 to $531 million, previously) and increasing its Adjusted EBITDA guidance for full year 2015 to between $153 and $155 million (from a range of $145 million to $150 million, previously).

In addition, the Company expects revenues for the fourth quarter of 2015 to be between $130 and $135 million and Adjusted EBITDA between $36.5 and $38.5 million.

The guidance for the fourth quarter and full year 2015 discussed above assumes that the sale of the Company’s Insurance business closes on December 31, 2015, and is inclusive of the projected performance of the Insurance segment.

Pro forma for the sale of the Company’s Insurance business, full year 2015 revenue guidance would be between $370 and $373 million and Adjusted EBITDA in the range of $131 to $132 million. For the fourth quarter of 2015, the pro forma revenue guidance would be between $92 and $95 million and Adjusted EBITDA in the $32.5 to $33.5 million range.

Sale of Insurance Business

In a separate press release today Bankrate announced the sale of its Insurance business to All Web Leads, Inc. for total consideration of $165 million. The Company recorded a goodwill impairment charge of $35 million for its Insurance business in the quarter.

November 5, 2015 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 69394305.  International callers should dial: (330) 863-3286 and enter the passcode 69394305.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning November 5, 2015 at 8:00 p.m. ET / 5:00 p.m. PT through November  12, 2015 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 69394305.  International callers should dial (404) 537-3406 and enter the passcode: 69394305.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the timing and outcome of, including potential expense associated with,;  and the potential impact on our business and stock price of any announcements regarding the Department of Justice’s (DOJ's) investigation relating to our financial reporting during 2012; the previously identified material weakness in our internal controls over financial reporting and our ability to rectify this issue completely and promptly; the risk that a condition to closing of the Insurance business sale transaction may not be satisfied, including without limitation antitrust regulatory approval; other risks to consummation of the Insurance business sale transaction, including the risk that the transaction will not be consummated within the expected time period; the uncertainty with respect to if and when the deferred portion of the purchase price in the Insurance business sale transaction will be paid; the effects of disruption from the Insurance business sale transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our SEC filings, and governmental proceedings; the timing and outcome of (including potential expense associated with), and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau (CFPB) investigation described in our SEC filings; the willingness or interest of banks, lenders, brokers, credit card issuers, insurance carriers and agents, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; our dependence on traffic from our partners to produce a significant portion of the company’s revenue; shift of visitors from desktop to mobile and mobile app environments; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; interest rate volatility; technological changes; and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate and resolve issues that may arise; the effects of any security breach, data breach or any cyberattack on our systems, websites or mobile applications; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain or incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; the effect of programmatic advertising platforms on our display revenue; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and other initiatives, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; our ability to sell our operations in China in excess of its book value; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; risks relating to the ongoing reviews of our business and operations by regulatory authorities; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	(Unaudited)
	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$144,611	$141,725
Accounts receivable, net of allowance for doubtful accounts of
$449 and $419, respectively	75,911	70,865
Deferred income taxes	6,407	6,407
Prepaid expenses and other current assets	28,304	35,652
Assets held for sale	1,215	1,627
Total current assets	256,448	256,276
Furniture, fixtures and equipment, net of accumulated depreciation of
$30,271 and $24,756, respectively	16,959	13,299
Intangible assets, net of accumulated amortization of
$270,381 and $228,667, respectively	316,709	338,988
Goodwill	628,139	641,367
Other assets	13,114	13,499
Total assets	$1,231,369	$1,263,429
Liabilities and Stockholders' Equity
Liabilities
Accounts payable	$13,723	$8,047
Accrued expenses	27,369	46,030
Deferred revenue and customer deposits	3,946	4,303
Accrued interest payable	2,297	6,980
Other current liabilities	12,240	13,629
Liabilities subject to sale	1,254	1,074
Total current liabilities	60,829	80,063
Deferred income taxes	51,967	51,633
Long term debt, net of unamortized discount	298,055	297,598
Other liabilities	9,520	10,849
Total liabilities	420,371	440,143
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
102,942,411 shares and 102,286,646 shares issued
respectively; 97,514,463 shares and 98,296,110 shares outstanding, respectively	1,029	1,023
Additional paid-in capital	926,343	904,740
Accumulated deficit	(41,757)	(23,639)
Less: Treasury stock, at cost - 5,427,948 shares and 3,990,536 shares, respectively	(74,155)	(58,472)
Accumulated other comprehensive loss	(462)	(366)
Total stockholders' equity	810,998	823,286
Total liabilities and stockholders' equity	$1,231,369	$1,263,429

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue	$140,760	$141,650	$415,166	$408,292

Costs and expenses:
Cost of revenue	74,743	85,528	228,169	242,210
Sales and marketing	6,235	6,228	18,666	18,662
Product development and technology	9,591	7,399	26,794	21,253
General and administrative	21,100	28,992	57,695	53,258
Legal settlements	-	(7,732)	3	1,459
Acquisition, disposition, offering and related expenses	557	248	1,131	2,810
Restructuring charges	93	-	93	-
Changes in fair value of contingent acquisition consideration	348	682	735	2,832
Impairment charge	35,000	-	35,000	-
Depreciation and amortization	16,157	14,964	47,719	43,410
Total costs and expenses	163,824	136,309	416,005	385,894
Income from operations	(23,064)	5,341	(839)	22,398

Interest and other expenses, net	5,558	5,231	17,250	15,583

Income (loss) before taxes	(28,622)	110	(18,089)	6,815
Income tax expense (benefit)	(5,369)	6,927	(586)	10,927
Net income (loss) from continuing operations	(23,253)	(6,817)	(17,503)	(4,112)
Net loss from discontinued operations, net of income taxes	(138)	(207)	(615)	(1,019)
Net income (loss)	$(23,391)	$(7,024)	$(18,118)	$(5,131)

Basic net income (loss) per share:
Continuing operations	$(0.23)	$(0.07)	$(0.17)	$(0.04)
Discontinued operations	-	-	(0.01)	(0.01)
Basic net income (loss) per share	$(0.23)	$(0.07)	$(0.18)	$(0.05)

Diluted net income (loss) per share:
Continuing operations	$(0.23)	$(0.07)	$(0.17)	$(0.04)
Discontinued operations	-	-	(0.01)	(0.01)
Diluted net income (loss) per share	$(0.23)	$(0.07)	$(0.18)	$(0.05)

Weighted average common shares outstanding:
Basic	102,859,934	100,607,876	102,673,433	101,126,182
Diluted	102,859,934	100,607,876	102,673,433	101,126,182

Net income (loss)	$(23,391)	(7,024)	(18,118)	(5,131)
Other comprehensive income, net of tax	(234)	(200)	(96)	(46)
Comprehensive income	$(23,625)	$(7,224)	$(18,214)	$(5,177)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Revenue	$140,760	$141,650	$415,166	$408,292

Adjusted EBITDA (1)	$39,936	$36,420	$116,132	$105,664
Adjusted EBITDA margin	28.4%	25.7%	28.0%	25.9%

Adjusted net income (2)	$19,857	$17,861	$56,818	$51,357
Adjusted EPS	$0.19	$0.17	$0.54	$0.50

Weighted average common shares outstanding (diluted):	105,686,310	102,249,235	105,480,503	102,955,439

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net loss from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement related expenses; purchase accounting adjustments; stock-based compensation; and legal settlements.

Reconciliation of adjusted EBITDA
Net income (loss)	$(23,391)	$(7,024)	$(18,118)	$(5,131)
Interest and other expenses, net	5,558	5,231	17,250	15,583
Income tax expense (benefit)	(5,369)	6,927	(586)	10,927
Depreciation and amortization	16,157	14,964	47,719	43,410
Earnings before interest, taxes, depreciation and amortization (EBITDA)	(7,045)	20,098	46,265	64,789
Net loss from discontinued operations, net of income taxes	138	207	615	1,019
Changes in fair value of contingent acquisition consideration	348	682	735	2,832
Acquisition, disposition, offering and related expenses	557	248	1,131	2,810
Restatement related expenses	1,089	18,320	10,647	19,600
Impact of purchase accounting	-	193	34	413
Stock-based compensation (4)	9,756	4,404	21,609	12,742
Legal settlements	-	(7,732)	3	1,459
Restructuring charge	93	-	93	-
Impairment charge	35,000	-	35,000	-
Adjusted EBITDA	$39,936	$36,420	$116,132	$105,664

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges, any impairment charge, restatement related expenses; purchase accounting adjustments; stock-based compensation; legal settlements; and amortization, net of tax.

Reconciliation of adjusted net income
Net income (loss)	$(23,391)	$(7,024)	$(18,118)	$(5,131)
Net loss from discontinued operations, net of income taxes	138	207	615	1,019
Income tax expense (benefit)	(5,369)	6,927	(586)	10,927
Change in fair value of contingent acquisition consideration due to change in estimate (3)	-	(13)	(946)	530
Acquisition, disposition, offering and related expenses	557	248	1,131	2,810
Restatement related expenses	1,089	18,320	10,647	19,600
Impact of purchase accounting	-	193	34	413
Stock-based compensation (4)	9,756	4,404	21,609	12,742

Legal settlements	-	(7,732)	3	1,459
Amortization	14,680	13,750	43,663	39,822
Restructuring charge	93	-	93	-
Impairment charge	35,000	-	35,000	-
Adjusted income before tax	32,553	29,280	93,145	84,191
Income tax (5)	12,696	11,419	36,327	32,834
Adjusted net income	$19,857	$17,861	$56,818	$51,357

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$348	$682	$735	$2,832
Less: Change in fair value due to passage of time	348	695	1,681	2,302
Change in fair value of contingent acquisition consideration due to change in estimate	$-	$(13)	$(946)	$530

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$327	$400	$1,500	$1,097
Sales and marketing	813	644	2,811	1,871
Product development and technology	1,096	697	3,453	1,910
General and administrative	7,520	2,663	13,845	7,864
Total stock-based compensation expense	$9,756	$4,404	$21,609	$12,742

(5) Assumes 39% income tax rate.